Alliance Growth and Income, Inc.			Exhibit 77C
811-00126


77C - Matters submitted to a vote of security holders


A Special Meeting of Shareholders of Alliance Growth and Income, Inc. (the "Fund") was held on November 2, 2000, and adjourned until November 29, 2000 and again until December 7, 2000. At the November 2, 2000 Meeting, with respect to the first two items business, the election of Directors and the ratification of independent auditors, the required number of outstanding shares were voted in favor of the proposals, and the proposals were approved. At the December 7, 2000 Meeting, the required number of outstanding shares voted in favor of the remaining proposals, and the proposals were approved. A description of each proposal and number of shares voted at the Meetings are as follows:



Shares Voted
For


Withheld
Authority

To elect eight Directors of
the Fund, each such
Director to hold office
until his or her successor
is duly elected and
qualified.

Ruth Block

John D. Carifa

David H. Dievler

John H. Dobkin

William H. Foulk, Jr.

Dr. James M. Hester

Clifford L. Michel

Donald J. Robinson









976,935,862

977,353,658

976,282,716

978,148,099

977,224,484

977,724,707

978,211,545

977,291,550









20,819,840

20,402,044

21,472,987

19,607,604

20,531,219

20,030,995

19,544,157

20,464,152


Shares Voted
For

Shares Voted
Against
Shares
Abstained
Broker
Non-Votes

To ratify the selection of
PricewaterhouseCoopers LLP
as independent auditors of
the Fund for fiscal year
ending October 31, 2000

972,142733

8,117,055

17,495,913




To approve an amendment to
the Fund's Investment
Advisory Agreement with
Alliance Capital Management
L.P. (the "Adviser") to
increase the advisory fee
payable to the Adviser by
the Fund and revise the
investment advisory fee
breakpoint schedule.

559,113,907

119,132,628

34,607,364

284,901,803

To approve an amendment of
the Fund's fundamental
policy to permit the Fund
to engage in securities
lending to the extent
permitted by the Investment
Company Act of 1940, as
amended (the "1940" Act).


640,779,613

42,395,002

29,679,284

284,901,803
Approval of a proposal to
amend a fundamental policy
relating to portfolio
diversification to permit
the Fund to fully use the
investment latitude for
diversified funds
established by the 1940
Act.

660,291,422
26,488,122
26,074,355
284,901,803







Alliance Growth and Income, Inc.			Exhibit 77Q1(e)
811-00126


Exhibit 77Q1(e)



Investment Advisory Agreement attached


MF_Legal/bullock/agif/nsar.jun2001